As filed with the U.S. Securities and Exchange Commission on December 2, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rubico Inc.

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

20 Iouliou Kaisara Str

19002 Paiania

Athens, Greece

+30 210 812 8107

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Watson Farley & Williams LLP

Attention: Will Vogel, Esq.

120 West 45th Street, 20th Floor

New York, New York 10036

(212) 922-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Will Vogel, Esq. Watson Farley & Williams LLP 120 West 45th Street, 20th Floor New York, New York 10036 +1 (212) 922-2200 (telephone number)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-288796

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1 promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of Watson Farley & Williams LLP regarding the validity of the securities being registered and a related consent of Deloitte Certified Public Accountants S.A. This registration statement relates to Rubico Inc.’s registration statement on Form F-1 (File No. 333-288796), as amended and supplemented, including the exhibits and powers of attorney thereto (the “Initial Registration Statement”), declared effective by the Securities and Exchange Commission on September 19, 2025. Pursuant to General Instruction V to Form F-1, the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

The registrant is filing this registration statement for the sole purpose of increasing the proposed maximum number of shares of common stock (including the related preferred stock purchase rights) offered hereby by 15,000,000, following a reverse stock split of the registrant’s shares of common stock effective on December 2, 2025. The additional securities that are being registered for sale are in an amount and at a price that, together with the securities offered under the Initial Registration Statement, do not represent a change to the maximum aggregate offering price set forth in the Calculation of Filing Fee Table contained in the Initial Registration Statement, and therefore no additional filing fee is payable.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are included in this registration statement on Form F-1:

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Watson Farley & Williams LLP, as to the legality of the securities being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Watson Farley & Williams LLP (included in Exhibit 5.1 hereto)
24.1	Powers of Attorney (included on the signature page hereto)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on the 2nd day of December, 2025.

RUBICO INC.

By:	/s/ Nikolaos Papastratis
	Name:	Nikolaos Papastratis
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kalliopi Ornithopoulou and Will Vogel, with full power to act alone, his or her true lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 2, 2025.

/s/ Kalliopi Ornithopoulou	Chief Executive Officer (Principal Executive Officer), President and Chairwoman of the Board
Kalliopi Ornithopoulou

/s/ Nikolaos Papastratis	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director
Nikolaos Papastratis

/s/ Aristovoulos Christinis	Director
Aristovoulos Christinis

/s/ George Xiradakis
George Xiradakis	Director

/s/ George M. Daskalakis
George M. Daskalakis	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, on December 2, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative in the United States